Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			Avino Silver & Gold Mines Ltd.			
Reporting Year	**From**	2023-01-01	**To:**	2023-12-31	**Date submitted**	2024-05-10
Reporting Entity ESTMA Identification Number	E326144		◉ Original Submission ○ Amended Report			
Other Subsidiaries Included (optional field)						
Not Consolidated						
Not Substituted						

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	**Nathan Harte**	**Date**	*2024-05-10*
Position Title	**Chief Financial Officer**		

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-01-01	To:	2023-12-31	
Reporting Entity Name		Avino Silver & Gold Mines Ltd.		Currency of the Report	CAD
Reporting Entity ESTMA Identification Number		E326144			
Subsidiary Reporting Entities (if necessary)					

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	National Government of Mexico	Treasury Department		1,234,000	3,000					**1,237,000**	Explosives, Environmental permits and Extraordinary Mining Duty (0.5%)
Mexico	National Government of Mexico	Secretary of the Economy			404,000					**404,000**	Mining concesions and License plate fees
Mexico	National Government of Mexico	Receiver General			364,000					**364,000**	Access to surface land
Mexico	National Government of Mexico	National Water Commission			230,000					**230,000**	Water rights

Additional Notes:

All amounts in Mexico have been converted from MXP to CAD, using the average rate for 2023 of 1 CAD:13.1386 MXP
All amounts are rounded to nearest thousand

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	**From:**	2023-01-01	**To:**	2023-12-31	
Reporting Entity Name		Avino Silver & Gold Mines Ltd.		**Currency of the Report**	CAD
Reporting Entity ESTMA Identification Number		E326144			
Subsidiary Reporting Entities (if necessary)					

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Avino (Elena Tolosa)		1,234,000	592,000					**1,826,000**	
Mexico	La Preciosa			409,000					**409,000**	

Additional Notes[3]:

All amounts in Mexico have been converted from MXP to CAD, using the average rate for 2023 of 1 CAD:13.1386 MXP
All amounts are rounded to nearest thousand